SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement") effective as of the 7th day of November, 2001, by and between Capital Reserve Corporation, a Colorado corporation ("Capital Reserve") and Food and Culinary Technology Group, Inc., a Nevada corporation ("FACT"), and the shareholders of FACT, namely TMAmerican Holdings Limited, a Nova Scotia corporation ("TM"), SN Global Investments Inc. a Nova Scotia corporation, or its assignees ("SN"), Food Information Services Inc., an Ontario corporation ("FIS"), Gallus Importations Inc., a Quebec corporation, or its assignees ("Gallus"), Steven M. Schechter, Jennifer Flynn, Steven Capodicasa, and Richard L. Gibbs, or any of the foregoing individual's respective assignee (collectively, the "Murdoch Group") and International Securities Group, Inc., a Nevada corporation ("ISG") (the Murdoch Group and ISG are collectively referred to herein as the "Shareholders").

WHEREAS, Capital Reserve is desirous to acquire all of the issued and outstanding shares of common stock of FACT, which are held by the Murdoch Group and ISG;

WHEREAS, the Murdoch Group and ISG are desirous to exchange their shares of FACT in exchange for shares of Class C common stock of Capital Reserve, to be earned over time in accordance with the financial performance of FACT; and

WHEREAS, as a further inducement to the Murdoch Group and ISG to exchange their shares of FACT for shares of Capital Reserve, Capital Reserve is willing to use its best efforts to provide funding for FACT with up to USD$3 million, contingent upon the simultaneous acquisition of FACT.

1. DEFINITIONS

A. "Affiliate", with respect to any Person, shall mean at the time in question, any other Person controlling, controlled by or under common control with such Person.

B. "Contracts" shall mean all contracts, agreements, undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

C. "Escrow Agent" shall mean the law firm of McInnes Cooper, located at 1601 Lower Water Street, Halifax, Nova Scotia, Canada B3J2V1.

D. "Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of the relevant Person.

E. "Permits" shall mean all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with and under all Federal, state, local or foreign laws and governmental or regulatory bodies.

F. "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body or other entity.

2. PURPOSE

On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, the Shareholders agree to exchange with Capital Reserve all of the issued and outstanding shares of common stock of FACT, $0.001 par value per share (the "FACT Shares") for Two Million (2,000,000) shares of Capital Reserve's Class C common stock (the "Capital Reserve Shares"), which are convertible or shall be convertible into Twelve Million (12,000,000) shares of Capital Reserve's Class A common stock, no par value.

3. SALE AND EXCHANGE OF STOCK; FUNDING

A. Subject to the conditions set forth in this Agreement, the initial closing of the transactions contemplated by this Agreement (the "Initial Closing"), which shall take place on November 20, 2001, or such other date agreed to between the parties (the "Initial Closing Date"), are:

(1) Delivery by the Shareholders to the Escrow Agent of stock certificates representing all of the FACT Shares, with such powers of attorney, corporate resolutions and medallion signature guarantees as necessary to effect the transfer of the FACT Shares to Capital Reserve, which the Escrow Agent shall hold pending satisfaction of the conditions set forth in subparagraph 3.C below (the "Escrow"); and

(2) Delivery by Capital Reserve to the Escrow Agent of stock certificates representing the Capital Reserve Shares, which the Escrow Agent shall hold pending satisfaction of the conditions set forth in subparagraph 3.B below.

B. The Capital Reserve Shares shall be released by the Escrow Agent to the Shareholders in accordance with the percentages set forth in Section 2.1 of that certain Shareholders Agreement entered into by Capital Reserve and the Shareholders simultaneously herewith, pursuant to the following schedule:

(1) one-third of the Capital Reserve Shares shall be released upon FACT reaching USD$9,000,000 in total gross sales;

(2) one-third of the Capital Reserve Shares shall be released upon FACT reaching USD$27,500,000 in total, cumulative gross sales; and

(3) one-third of the Capital Reserve Shares shall be released upon FACT reaching USD$56,150,000 in total, cumulative gross sales.

For purposes of this Agreement, "sales" shall mean total sales, less returns and allowances, for which FACT has received payment in full. Such costs and expenses as listing fees and brokers' fees, shall not be realized for purposes of calculating "sales" pursuant to this subparagraph B.

C. Capital Reserve, upon execution of this Agreement, will commence a private placement of its securities to raise up to $3 million USD (the "Offering"), which shall be provided to FACT Group, subject to approval by Capital Reserve of, a rolling twelve-month budget, which shall be reviewed and revised on a quarterly basis, and use of proceeds for such funds. Upon completion of the Offering, the FACT Shares shall immediately be released from Escrow and the Escrow Agent shall deliver them to Capital Reserve, along with all powers of attorney, corporate resolutions and medallion signature guarantees necessary to effect transfer of the FACT Shares to Capital Reserve. Capital Reserve shall raise a minimum of $500,000 from the Offering by January 2, 2002, and use its best efforts to raise the remaining balance as soon as possible thereafter, but no later than one-hundred twenty (120) days from the date that such $500,000 is raised. In the event that Capital Reserve does not complete the Offering as described in the preceding sentence, then FACT shall have the right to terminate this Agreement no later than sixty (60) days from the date described as the date for completion of the Offering and failure to so terminate this Agreement within such period of time shall be deemed to be a waiver by FACT of Capital Reserve's obligation to complete the Offering. In the event that FACT elects to terminate this Agreement in pursuant to the foregoing sentence, all of the stock certificates representing FACT Shares shall immediately be returned to the Shareholders, subject however to the last sentence of this Subsection 3.C and all of the Stock Certificates representing the Capital Reserve Shares shall immediately be returned to Capital Reserve. Any proceeds from the Offering that were, at the time of termination of this Agreement, forwarded or made available to FACT shall be deemed to be a loan from Capital Reserve to FACT, and shall have the following terms: (a) interest shall accrue on the amount of the proceeds funded to FACT at the rate of ten percent (10%) per annum; (b) during the first six (6) months from the date of termination of this Agreement, no payments shall be required and interest shall accrue on the principal balance; (c) after such six month period of time, all accrued and unpaid interest shall be added to the principal balance of the loan and FACT shall make monthly payments to Capital Reserve equal to the amount of interest that accrues on such new balance each month; (d) the entire balance of the loan shall be due and payable on the date that is twenty-four months from the date of termination of this Agreement; and (e) a late charge of five percent shall be assessed for any payment that is not made within fifteen days of the due date of such payment. In the event that the entire balance loan is not repaid on the date described above, the loan and all accrued interest and unpaid interest shall accrue interest at a default rate of fifteen percent (15%) per annum, provided, however, that the responsibility to repay such loan shall be a corporate responsibility of FACT and shall not be deemed a person obligation of the Shareholders, either jointly or severally. In the event of termination of this Agreement as provided above in this Subsection 3.C, the FACT Shares shall remain in escrow until all amounts deemed to be loan to FACT under this Subsection 3.C have been repaid, along with all accrued interest thereon. In the event that FACT defaults on the repayment terms described above in this Subsection 3.C and such default is not cured within thirty (30) days from receipt of notice of default, then the FACT Shares shall immediately be released to Capital Reserve.

D. The Escrow Agent shall not be responsible for the genuineness of any document or signature and may rely conclusively upon any instrument believed in good faith to be genuine or signed by the proper person. The Escrow Agent shall have no responsibility except for the performance of its expressed duties hereunder, and no additional duties shall be implied. No amendment or modification of this Agreement or waiver of its terms shall affect the duties of the Escrow Agent unless the Escrow Agent consents thereto in writing. The Escrow Agent shall not be liable for any act or omission in the performance of its duties as Escrow Agent unless such act or omission constitutes bad faith, gross negligence or fraud. The Escrow Agent shall not be required to institute or defend any legal action involving matters referred to herein or which affects the duties or liabilities of the Escrow Agent hereunder unless requested to do so by a party to this Agreement, and then only upon receiving full indemnity satisfactory to the Escrow Agent against any and all claims, liabilities, and expenses related thereto. If a dispute arises among the parties in relation to the Escrow Agent or its duties, the Escrow Agent may act or refrain from acting (a) in reliance upon the advice of its counsel, or (b) until required to do so by an order of court of competent jurisdiction, and shall not be liable for so acting or refraining from acting.

4. REPRESENTATIONS AND WARRANTIES OF CAPITAL RESERVE

Capital Reserve hereby represents and warrants to the Shareholders that:

A. Organization. Capital Reserve is a corporation duly organized, validly existing and in good standing, under the laws of the State of Colorado with all requisite power and authority to enter into, and perform its obligations under this Agreement. Capital Reserve is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it transacts business.

B. Authority. This Agreement has been duly executed and delivered by Capital Reserve and constitutes a valid and binding agreement of Capital Reserve enforceable against Capital Reserve in accordance with its terms. The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which Capital Reserve is a party or to which the Capital Reserve Shares are subject.

C. Capitalization. Schedule 4.C sets forth the authorized capitalization of Capital Reserve. All of the outstanding shares of common stock of Capital Reserve are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights.

D. Certificates of Incorporation and Bylaws. Capital Reserve has heretofore delivered to the Shareholders true, correct and complete copies of the Certificates or Articles of Incorporation (certified by the Secretary of State of the State of Colorado) and Bylaws of Capital Reserve. The minute book of Capital Reserve accurately reflects all actions taken at all meetings and consents in lieu of meetings of its shareholders and all actions taken at all meetings and consents in lieu of meetings of its board of directors.

E. Consents and Approvals. Except as described below in this subsection 4.E, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require Capital Reserve to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person, other than requisite shareholder approval, which Capital Reserve will use all reasonable efforts to obtain. Upon execution of this Agreement, Capital Reserve shall call a Special Shareholders Meeting for the purpose of approving this Agreement and amending the conversion rights of Capital Reserve's Class C shares of common stock. Capital Reserve represents and warrants that it will use all reasonable efforts to obtain the requisite shareholders' approval of this Agreement.

F. Legal Status. The Capital Reserve Shares are, or upon issuance shall be genuine, validity issued and outstanding, fully paid and non-assessable and are not issued in violation of the pre-emptive rights of any person or of any agreement by which the Capital Reserve is bound.

G. Title. Capital Reserve will transfer the Capital Reserve Shares to the Shareholders with good title and no encumbrances or liens thereon, except as may be created or exist as a result of the Escrow. The Capital Reserve Shares shall have a restrictive legend restricting the transfer thereof in compliance with the United States federal securities laws. Upon conversion of the shares of Class C Common Stock into shares of Class A Common Stock, such Class A shares shall be issued with good title and no encumbrances or liens thereon, except as may be created or exist as a result of the Escrow and shall have a restrictive legend restricting the transfer thereof in compliance with the United States federal securities laws

F. Transfer. Capital Reserve agrees further to defend, on behalf of the Shareholders and their respective successors, heirs and assigns, as the case may be, the title to the Capital Reserve Shares.

5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

The Shareholders and FACT hereby represent and warrant to Capital Reserve that:

A. Organization. FACT is a corporation duly organized, validly existing and in good standing, under the laws of the State of Nevada with all requisite power and authority to enter into, and perform the obligations under this Agreement. FACT is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it transacts business.

B. Authority. This Agreement has been duly executed and delivered by each of the Shareholders of FACT and constitutes a valid and binding agreement of each of them enforceable against them in accordance with its terms. The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which any Shareholder is a party or to which the FACT Shares are subject.

C. Capitalization. Schedule 5.C sets forth the authorized capitalization of FACT. All of the FACT Shares are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights

D. Certificates of Incorporation and Bylaws. The Shareholders have heretofore delivered to Capital Reserve true, correct and complete copies of the Certificates or Articles of Incorporation (certified by the Secretary of State of the State of Nevada) and Bylaws of FACT. The minute book of FACT accurately reflects all actions taken at all meetings and consents in lieu of meetings of its shareholders and all actions taken at all meetings and consents in lieu of meetings of its board of directors.

E. Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require the Shareholders nor FACT to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person.

F. Legal Status. The FACT Shares are genuine, validity issued and outstanding, fully paid and non-assessable and are not issued in violation of the pre-emptive rights of any person or of any agreement by which any of the Shareholders or FACT is bound.

G. Title. Upon delivery to Escrow, the FACT Shares shall be delivered with good title and no encumbrances thereon, other than as created by the Escrow. The FACT Shares shall have a restrictive legend restricting the transfer thereof in compliance with the United States federal securities laws.

E. Transfer. The Shareholders and FACT agree further to defend, on behalf of Capital Reserve and its successors and assigns, the title to the FACT Shares.

6. COVENANTS AND AGREEMENTS.

A. Conduct of Business in the Ordinary Course. From the date hereof through the Initial Closing Date, FACT shall, and the Shareholders shall cause FACT to, conduct the business of FACT in a reasonably prudent and professional manner.

B. Permits and Services. From the date hereof through the Initial Closing Date, FACT shall use, and the Shareholders shall cause FACT to use, its best efforts to preserve any Permits in full force and effect and to keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

C. Litigation. From the date hereof through the Initial Closing Date, the Shareholders shall notify Capital Reserve promptly of any actions or proceedings that are threatened again FACT or against any officer, director, employee, properties or assets of FACT.

D. Due Diligence. Prior to the Initial Closing Date, Capital Reserve shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, properties, business and operations of FACT and such examination of the books, records, tax returns, results of operations and financial condition of FACT as Capital Reserve wishes.

E. Acquisition Proposals. From the date hereof through the Initial Closing Date, neither any of the Shareholders, nor FACT, nor any of the officers, directors, employees, representatives or agents of FACT, shall, directly or indirectly, solicit, initiate or participate in any way in discussion or negotiations with, or provide any information or assistance to, or enter into any contract with any person or entity or group of persons or entities (other than Capital Reserve) concerning any merger, consolidation, liquidation, dissolution, or disposition of assets of FACT or any transfer of any of the outstanding securities of FACT (other than the pursuant to the transactions contemplated by this Agreement) (each an "Acquisition Proposal"), or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing. The Shareholders and/or FACT shall promptly communicate to Capital Reserve the terms of any Acquisition Proposal, which he or any such other Person may receive.

F. Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provision hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Initial Closing as promptly as practicable.

7. CONDITIONS PRECEDENT TO THE OBLIGATION OF CAPITAL RESERVE TO CLOSE.

The obligation of Capital Reserve to enter into and complete the Initial Closing is subject, at Capital Reserve's option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Initial Closing Date of the following conditions, any one or more of which may waived by it, to the extent permitted by law.

A. Acquisition of Assets. FACT shall have entered into a valid and binding agreement for the acquisition of the assets of FACT Group LLC, a New Jersey limited liability company, which assets shall include but are not limited to certain dough system formulations. The acquisition of such assets shall be subject to certain conditions, including the payment of the purchase price required under such agreement, but shall otherwise be deemed completely satisfactory to and acceptable by Capital Reserve, in its sole discretion.

B. Representations and Covenants. The representations and warranties of the Shareholders and FACT contained in this Agreement shall be true and correct on and as of the Initial Closing Date and all subsequent closing dates with the same force and effect as though made on and as of the Initial Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period. The Shareholders and FACT shall have preformed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and/or FACT on or prior to the Initial Closing Date. The Shareholders and FACT shall have delivered to Capital Reserve a certificate of the Shareholders and FACT, dated the Initial Closing Date, and signed by the Shareholders and an officer of FACT to the foregoing effect.

C. Third Party Consents. All consents, Permits, and approvals from parties to Contracts with FACT or the Shareholders that may be required in connection with the performance by the Shareholders of FACT of their respective obligations under this Agreement or the continuance of such Contracts with the Shareholders or FACT in full and effect after the Initial Closing shall have been obtained.

D. Lack of Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that have or could have a Material Adverse Effect on FACT.

E. No Change in Capitalization. On the Initial Closing Date, the capitalization of FACT shall be as represented in Schedule 5.C.

F. Cooperation. The Shareholders and FACT shall have provided Capital Reserve or its representatives with any other certificates or other documents related to this Agreement or the business and operations of FACT or in connection with the Initial Closing that Capital Reserve may request and shall otherwise have cooperated in Capital Reserve's examination of the business and operations of FACT.

G. Appointment of Representative to the Board of Directors of FACT. FACT, at or prior to the Initial Closing, shall appoint or cause to have appointed two representatives from Capital Reserve to FACT's board of directors.

H. Signatories. FACT, at or prior to receiving any funds from the Offering, shall execute all bank documents and authorizations necessary so that the expenditure of any of its funds shall require the signature of one officer of FACT and one officer or designee of Capital Reserve. In the event that this Agreement terminates pursuant to Subsection 3.C, then upon the repayment of all amounts deemed to be a loan to Capital Reserve under Subsection 3.C, and all accrued interest thereon, Capital Reserve shall remove its officer or designee from all bank accounts of FACT.

8. CONDITIONS PRECEDENT TO THE OBLIGATION OF SHAREHOLDERS AND FACT TO CLOSE.

The obligation of the Shareholders and FACT to enter into and complete the Initial Closing is subject, at the option of the Shareholders and FACT, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Initial Closing Date of the following conditions, any one or more of which may waived by them, to the extent permitted by law.

A. Representations and Covenants. The representations and warranties of Capital Reserve contained in this Agreement shall be true and correct on and as of the Initial Closing Date and all subsequent closing dates with the same force and effect as though made on and as of the Initial Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period. Capital Reserve shall have preformed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Capital Reserve on or prior to the Initial Closing Date. Capital Reserve shall have delivered to the Shareholders and FACT a certificate of Capital Reserve, dated the Initial Closing Date, and signed by an appropriate officer of Capital Reserve to the foregoing effect.

B. Third Party Consents. All consents, Permits, and approvals from parties to Contracts with Capital Reserve that may be required in connection with the performance by Capital Reserve of its obligations under this Agreement or the continuance of such Contracts with Capital Reserve in full force and effect after the Initial Closing shall have been obtained.

C. Lack of Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that have or could have a Material Adverse Effect on Capital Reserve.

D. Cooperation. Capital Reserve shall have provided the Shareholders and FACT or its representatives with any other certificates or other documents related to this Agreement or the business and operations of Capital Reserve or in connection with the Initial Closing that the Shareholders or FACT may request and shall otherwise have cooperated in the Shareholder's or FACT's examination of the business and operations of Capital Reserve.

E. Appointment of Representatives to the Board of Directors of Capital Reserve. Capital Reserve, at or prior to the Initial Closing, shall appoint or cause to have appointed to its board of directors Mr. Paul Niedermayr and Mr. Thomas Murdoch.

F. Financial Management. Capital Reserve agrees that upon FACT reaching $9 million in total sales then the financial management of FACT shall come under the control and responsibility of the Board of Directors of FACT.

9. SHAREHOLDERS' AGREEMENT NOT TO COMPETE

A. In the case of the Shareholders that are individuals, each of such Shareholders agrees that he or she will not, for the period from the date of execution hereof until the earlier of two years from such date of execution or the effective date of an employment agreement entered into between such Shareholder and FACT substantially in the form attached hereto as Exhibit A, without the written permission of Capital Reserve, directly or indirectly, undertake any of the actions described below in this subparagraph 9.A; and in the case of ISG, during the two-year period of time commencing on the Initial Closing Date, ISG shall not undertake any of the following:

(1) Make any statement or perform any act intended to advance an interest of any existing or prospective competitor of FACT or Capital Reserve that may injure an interest of FACT or Capital Reserve in its relationship and dealings with existing or potential customers or clients, or solicit or encourage any employee of FACT or Capital Reserve to do any act that is inconsistent with FACT's or Capital Reserve's interests or in violation of any provision of this Agreement; and

(2) Within the geographical area of North America, directly or indirectly, either as an individual or as a partner or joint venturer or as an employee, principal, consultant, agent, officer, director, or as a sales representative for any person, firm, association, organisation, syndicate, company or corporation, or in any manner whatsoever, carry on, be engaged in, concerned with, interested in, advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed in a business which is the same as, or directly competitive with, the business of FACT, including, but without limiting, any business relating to the development, production, sales or marketing of functional or nutraceutical enhanced food products that are contained in FACT's business plan or annual plan as constituted at the time of such termination or expiration.

B. Each Shareholder agrees that during the applicable period of time described in subparagraph 9.A above, he will not, in any manner that will result in the detriment to FACT, disclose or reveal to any Person any trade secret, or other confidential information relating to FACT or to any of the businesses operated by FACT, including without limitation, any customer lists, unless readily ascertainable from public or published information or trade sources, and each Shareholder confirms that such information constitutes the exclusive property of FACT.

C. Where, during the applicable period described in subparagraph 9.A above, any Shareholder has participated in the providing of services or the sale of products to an existing client or customer of FACT, or participated in discussions or negotiations with representatives of an existing client or customer with regard to future services or products which may or may not be provided or sold by FACT, or participated in the preparation of proposals, whether formal or informal, relating to such services or products, such Shareholder agrees that he will not make any statement or do any act intended to cause such existing client or customer to make use of the services or purchase the products of any competitive business.

D. In addition to any other remedies, at law or otherwise, that Capital Reserve or FACT may have against any Shareholder generally for the breach of this Agreement, FACT and Capital Reserve or either of them is entitled to an injunction to be issued by any court of competent jurisdiction, enjoining and restraining such Shareholder from committing any violation of this Section 9. The Shareholders and Capital Reserve acknowledge that any damage caused by reason of the breach of any of the agreements contained is this Section 9 could not be adequately compensated for in monetary damages, and therefore each Shareholder agrees that FACT and Capital Reserve or either of them shall be entitled to specific performance of this Section 9.

It is the intent and desire of the parties to this Agreement that the provisions of this Section 9 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 9 shall be adjudicated to be invalid or unenforceable, this Section 9 shall be amended to delete therefrom the portion thus adjudicated to be invalid and unenforceable, such deletion to apply only with respect to the operation of this Section 9 in the particular jurisdiction in which such adjudication is made.

10. WAIVER OF CONFLICT.

Each Party to this Agreement acknowledges that the President and sole shareholder of ISG, Mr. W. Scott Lawler, is also a member of the Board of Directors of Capital Reserve, and its general counsel and each party hereby waives any conflict of interest that such dual relationship may cause.

11. MISCELLANEOUS.

A. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

to the Shareholders:

c/o Tom Murdoch

Sun Tower

Suite 820, 1550 Bedford Highway

Bedford, Nova Scotia B4A 1E6

Facsimile: 902.468.6331

Attn.: Thomas Murdoch

with a copy to:

c/o Steve Schechter

22 Kensington Drive

Manalapan, New Jersey 07726

and to:

International Securities Group Inc.

1530 9th Avenue, S.E.

Calgary, Alberta T2G 0T7

Facsimile: 403.272.3620

to Capital Reserve:

1530 9th Avenue, S.E.

Calgary, Alberta T2G 0T7

Facsimile: 403.272.3620

or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt by the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

B. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or enforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal and unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

C. Assignment. Neither party may assign this Agreement without the express written consent of the other party, however, any such assignment shall be binding on and inure to the benefit of such successor, or, in the event of death or incapacity, on their heirs, executors, administrators and successors of any party.

D. Attorney's Fees. If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, any successful or prevailing party will be entitled to recover reasonable attorney's fees (including fees for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

E. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, except however that each of the individual Shareholders may assign his or rights hereunder without the approval or consent of any other party.

F. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

G. Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the subject shares transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

H. Broker's and Finders' Fee. The Shareholders, FACT and Capital Reserve warrant that neither has incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring the same.

I. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the consummation of the transactions contemplated hereunder, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

J. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

K. Mandatory Arbitration. (a) Any controversy or claim between or among the parties including but not limited to those arising out of or relating to this Agreement or any related agreements ("Subject Documents"), including any claim based on or arising from an alleged tort, shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding under this Section 11.K(a). Judgment upon the award rendered may be entered in any court having jurisdiction.

(b) Judicial Reference. If the controversy or claim is not submitted to arbitration as provided and limited in Section.11.K(a), but becomes the subject of a judicial action, any party may elect to have all decisions of fact and law determined by a reference in accordance with applicable state law. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The referee, or presiding referee of the panel, shall be an active attorney or retired judge. Judgment upon the award rendered shall be entered in the court on which such proceeding was commenced.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and the year first above written.

FOOD AND CULINARY CAPITAL RESERVE CORPORATION,

TECHNOLOGY GROUP INC., a Nevada a Colorado corporation

corporation

By: By:

Name: Thomas Murdoch Name: Jacqueline Danforth

Title: Chief Executive Officer Title: President

INTERNATIONAL SECURITIES GROUP

INC., a Nevada corporation

By:

Name: W. Scott Lawler

Title: President

TMAMERICAN HOLDINGS LTD.,

a Nova Scotia corporation

By:

Name: Thomas Murdoch STEVEN SCHECHTER

Title:

SN GLOBAL INVESTMENTS INC.,

a Nova Scotia corporation

By:

Name: Susan Niedermayr JENNIFER FLYNN

Title:

GALLUS INVESTMENTS INC.,

a Quebec corporation

By:

Name: Paul Niedermayr STEVE CAPODICASA

Title:

FOOD INFORMATION SERVICES

INC., an Ontario corporation

By:

Name: Brian Raines RICHARD GIBBS

Title:

ESCROW AGENT:

I hereby agree to act as Escrow Agent under this Agreement and perform the duties and obligations set forth in Section 3 hereof with the express understanding that my duties and obligations under this Agreement are limited to the provisions of Section 3 hereof.

McInnes Cooper

Joseph A.F. Macdonald, Q.C.

Schedule 4.C

Capitalization of Capital Reserve Corporation

Issued & Outstanding 6,864,235

Stock Options & Warrants at $ 1.00 2,698,090

Offering @ $0.75 (Commenced Fall 2001) 1,000,000

Warrants @ $1.50 (from Offering) 1,000,000

Fully Diluted 11,562,325

Schedule 5.C

Capitalization of Food and Culinary Technology Group Inc.

Issued & Outstanding 10,000

Stock Options or Warrants -0-

Fully Diluted 10,000